UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2005

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 150 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). SFAS 123R will require that compensation cost related to share-based payment transactions, including the issuance of stock options, be recognized in the financial statements. LeapFrog Enterprises, Inc. (the “Company”) is required to adopt the revised standard in the first quarter of 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the consolidated statement of income in the financial statements.

In response to the accounting standard referenced above, the Compensation Committee of the Company’s Board of Directors, which consists entirely of independent directors, as well as the full Board, unanimously approved accelerating on June 1, 2005, the vesting of out-of-the-money, unvested stock options held by current employees, including executive officers, and Board members. The acceleration applied only to those options with an exercise price of $17.43 per share or higher, and granted on or before October 1, 2004. The closing market price of the Company’s Class A common stock on June 3, 2005 was $10.90 per share. The following table summarizes the options subject to acceleration:

	Aggregate Number of Class A Common Stock Shares Issuable Under Accelerated Stock Options	Weighted Average Exercise Price Per Share
Total Non-Employee Directors	57,920	$24.57
Total Named Executive Officers (1)	474,793	$26.33
Total Directors and Named Executive Officers	532,713	$26.14
Total All Other Employees	1,073,626	$24.28
Total (2)	1,606,339	$24.90

(1)	Consists of current executive officers named in the Summary Compensation Table in the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission on April 22, 2005.
(2)	The accelerated options represent approximately 28.5% of total outstanding options.

The decision to accelerate vesting of these options was made to avoid recognizing compensation cost in the statement of income in future financial statements upon the effectiveness of SFAS 123R. It is estimated that the maximum future compensation expense that would have been recorded in the income statement and which will not be recorded, based on the Company’s implementation date for SFAS 123R of January 1, 2006, is approximately $15.7 million. The Company will report the impact of the acceleration in its second quarter 2005 financial statements as pro forma footnote disclosures, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2005, the board of directors of LeapFrog Enterprises, Inc. (the “Board”) appointed Jeffrey G. Katz to the Board to fill a vacancy.

Mr. Katz will serve on the Audit Committee and Nominating and Corporate Governance Committee of the Board. Mr. Katz currently serves on the board of directors of Northwest Airlines and is a member of its audit committee.

Mr. Katz replaces Ralph R. Smith on the Audit Committee of the Board, joining E. Stanton McKee, Jr. and Caden Wang. Mr. Smith has been appointed to the Compensation Committee of the Board, joining Steven B. Fink and Caden Wang. Mr. Katz also joins Steven B. Fink and Ralph R. Smith on the Nominating and Corporate Governance Committee of the Board.

With the addition of Mr. Katz, LeapFrog’s Board now has nine members, including the following eight directors that were elected by our stockholders on June 1, 2005 at our Annual Meeting of Stockholders: Steven B. Fink, Paul A. Rioux, Thomas J. Kalinske, Jerome J. Perez, Stanley E. Maron, E. Stanton McKee, Jr., Ralph R. Smith and Caden Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date: June 7, 2005	By:	/s/ Thomas J. Kalinske
Thomas J. Kalinske
Chief Executive Officer